Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Addex Therapeutics Ltd

Geneva, Switzerland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement (Registration No. 333-262050) of our report dated March 10, 2022, relating to the consolidated financial statements of Addex Therapeutics Ltd appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO AG

/s/ Christoph Tschumi	/s/ Nigel Le Masurier

Zurich, August 24, 2022